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Exhibit 10.50

AMENDED AND RESTATED 1996

NONEMPLOYEE DIRECTORS STOCK OPTION PLAN OF

AFFYMETRIX, INC.

AMENDED AND RESTATED 1996
NONEMPLOYEE DIRECTORS STOCK OPTION PLAN OF
AFFYMETRIX, INC.

1.  PURPOSES OF THE PLAN

    The purposes of the 1996 Nonemployee Directors Stock Option Plan of Affymetrix, Inc. a Delaware corporation, are to:

  (a)
  Encourage Nonemployee Directors to improve operations and increase profits of the Company;

  (b)
  Encourage Nonemployee Directors to accept or continue their association with the Company; and

  (c)
  Increase the interest of Nonemployee Directors in the Company's welfare through participation in the growth in value of the Common Stock of the Company.

    Options granted hereunder shall be "Nonstatutory Options", and shall not include "incentive stock options" intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

2.  DEFINITIONS

    As used herein, the following definitions shall apply:

      (a)  "Administrator"  shall mean the entity, either the Board or the Committee, responsible for administering this Plan, as provided in Section 3.

      (b)  "Board"  shall mean the Board of Directors of the Company, as constituted from time to time.

      (c)  "Code"  shall mean the Internal Revenue Code of 1986, as amended.

      (d)  "Committee"  shall mean the committee, if any, appointed by the Board in accordance with Section 5(a) to administer this Plan.

      (e)  "Common Stock"  shall mean the Common Stock of the Company.

      (f)  "Company"  shall mean Affymetrix, Inc., a Delaware corporation.

      (g)  "Fair Market Value"  shall mean, as of the date in question, the last transaction price quoted by the Nasdaq National Market System on the date of grant; provided, however, that if the Common Stock is not traded on such market system or the foregoing shall otherwise be in appropriate, then the Fair Market Value shall be determined by the Administrator in good faith at its sole discretion and on such basis as it shall deem appropriate. Such determination shall be conclusive and binding on all persons.

      (h)  "Nonemployee Director"  shall mean any person who is a member of the Board but is not an employee of the Company and has not been an employee of the Company or any Subsidiary of the Company at any time during the preceding 12 months. Service as a director does not in itself constitute employment for purposes of this definition.

      (i)  "Option"  shall mean a stock option granted pursuant to this Plan. Each Option shall be a nonstatutory option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      (j)  "Option Agreement"  shall mean the written agreement described in Section 6.4 evidencing the grant of an Option to a Nonemployee Director and containing the terms, conditions and restrictions pertaining to such Option.

      (k)  "Option Shares"  shall mean the Shares subject to an Option granted under this Plan.

      (1)  "Optionee"  shall mean a Nonemployee Director who holds an Option.

      (m)  "Plan"  shall mean this Amended and Restated 1996 Nonemployee Directors Stock Option Plan of Affymetrix, Inc., as it may be amended from time to time.

      (n)  "Section"  unless the context clearly indicates otherwise, shall refer to a Section of this Plan.

      (o)  "Share"  shall mean a share of Common Stock, as adjusted in accordance with Section 7.1.

      (p)  "Subsidiary"  shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, within the meaning of Section 424(f) of the Code, but only for so long as it is a "subsidiary corporation".

3.  ELIGIBLE PERSONS

    Every person who at the date of grant of an Option is a Nonemployee Director is eligible to receive Options under this Plan, except that a Nonemployee Director who is elected to the Board on or after July 8, 1999, shall not be eligible for any grants of Options if he or she is affiliated with a holder of 10% or more of the voting power of the Company's capital stock.

4.  STOCK SUBJECT TO THIS PLAN

    Subject to Section 7.1 of this Plan, the maximum aggregate number of Shares which may be issued on exercise of Options granted pursuant to this Plan is 600,000 Shares (as adjusted to reflect the Company's 2-for-1 stock split on August 21, 2000). The Shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

5.  ADMINISTRATION

    5.1  Administrator.  This Plan shall be administered by the Board, or by a committee (the "Committee") of at least two Board members to which administration of the Plan is delegated (in either case, the "Administrator").

    5.2  Authority.  Subject to the other provisions of this Plan, the Administrator shall have the authority, in its sole discretion: (i) to determine the Fair Market Value of the Shares subject to options; (ii) to interpret this Plan; (iii) to prescribe, amend and rescind rules and regulations relating to this Plan; (iv) to defer (with the consent of the Optionee) or accelerate the exercise date of any Option; (v) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (vi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

    5.3  Final and Binding.  All questions of interpretation, implementation and application of this Plan shall be determined by the Administrator. Such determination shall be final and binding on all persons.

6.  GRANT OF OPTIONS

    6.  Directors Now in Office.  Those Nonemployee Directors in office on the date this Plan was approved by the Board received a grant of options in December 1995. Subject to the terms and conditions of this Plan, on the date of the first meeting of the Board immediately after each annual meeting of shareholders of the Company that occurs on or after January 1, 2001 (even if held on the same day as the meeting of shareholders), the Company shall grant to each such Nonemployee Director then in office an option to purchase 10,000 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such option grant.

    6.2  Initial Grants to Future Directors.  Subject to the terms and conditions of this Plan, if any person who is not an officer or employee of the Company is first elected or appointed as a member of the Board on or after the date of adoption of this Plan by the Board, then on the effective date of such appointment or election of such person, the Company shall grant to such Nonemployee Director an Option to purchase 20,000 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such option grant.

    6.3  Annual Grants to Future Directors.  Subject to the terms and conditions of this Plan, on the date of the first meeting of the Board immediately following each annual meeting of shareholders of the Company (even if held on the same day as the meeting of shareholders) which is held at least 54 months after the date of the initial option grant to a Nonemployee Director identified in Section 6.2 above, and thereafter, the Company shall grant to each such Nonemployee Director than in office an Option to purchase 10,000 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such option grant.

    6.4  Option Agreements.  No Options shall be granted under this Plan after 10 years after the date of adoption of this Plan by the Board. Each Option shall be evidenced by a written Option Agreement, in form satisfactory to the Company, executed by the Company and the Nonemployee Director to whom such Option is granted; provided, however, that the failure by the Company, the Nonemployee Director or both to execute such an agreement shall not invalidate the granting of an Option.

7.  TERMS AND CONDITIONS OF OPTIONS

    Each Option granted under this Plan shall be subject to the terms and conditions set forth in this Section 7.

    7.1  Changes in Capital Structure.  Subject to Section 7.2, if the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or re-capitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, appropriate adjustments shall be made in: (a) the number and class of shares of Common Stock subject to this Plan and each Option outstanding under this Plan; and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Administrator in its sole discretion.

    7.2  Corporate Transactions.  In connection with an acquisition of the Company affected by a merger, consolidation, sale of all or substantially all of the Company's assets, acquisition of shares, or any like occurrence in which the Company is involved, the Company's right of repurchase set forth in Section 7.3 shall expire with respect to twice the number of Options otherwise determined pursuant to Section 7.3. The Administrator shall have the authority, in its sole discretion to determine the time prior to consummation of such acquisition when such increased expiration of the right to repurchase shall become effective.

    7.3  Time of Option Exercise; Repurchase Right.  Subject to the other provisions of this Plan, each option granted pursuant to this Plan shall be for a term of 10 years and two days. Each Option granted pursuant to this Plan shall be exercisable in full six months after the date of grant. The Company shall have a right of repurchase at the Option exercise price (i) with respect to Shares purchased upon exercise of Options granted pursuant to Section 6.2 which shall expire with respect to 50% of the number of Shares covered by the Option grant on each of the first two anniversaries of the date of grant and (ii) with respect to Shares purchased upon exercise of Options granted pursuant to Sections 6.1 and 6.3 which shall expire with respect to 100% of the number of Shares covered by the Option grant on the first anniversary of the date of grant. The Company may exercise its repurchase right by written notice to the Director within 120 days after the date such Director ceases to act as a Director of the Company.

    7.4  Limitation on Other Grants.  The Administrator shall have no discretion to grant Options under this Plan other than as set forth in Sections 6.1, 6.2 and 6.3.

    7.5  Nonassignability of Option Rights.  No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code. During the life of an Optionee, an Option shall be exercisable only by the Optionee.

    7.6  Payment.  Except as provided below, payment in full, in cash, shall be made for all Option Shares purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment: (a) acceptance of the Optionee's full recourse promissory note for all or part of the Option price, less any par value per share, which must be paid in cash, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest on debt instruments of such type would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the Shares); (b) delivery by the optionee of Common Stock already owned by the optionee for all or part of the option price, provided the Fair Market Value of such Common Stock is equal on the date of exercise to the Option price; provided, however, that if an Optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the Optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock; and (c) any other consideration and method of payment to the extent permitted under the California Corporations Code.

    7.7  Termination as Director.  Unless determined otherwise by the Administrator in its absolute discretion, to the extent not already expired or exercised, an Option shall terminate at the earlier of: (a) the expiration of the term of the Option; or (b) three months after the last day served by the optionee as a director of the Company; provided, that an Option shall be exercisable after the date of termination of service as a director only to the extent exercisable on the date of termination; and provided further, that if termination of service as a director is due to the Optionee's death or "disability" (as determined in accordance with Section 22(e)(3) of the Code), the Optionee, or the Optionee's personal representative (or any other person who acquires the Option from the Optionee by will or the applicable laws of descent and distribution), may at any time within 18 months after the termination of service as a director (or such lesser period as is specified in the Option Agreement but in no event after the expiration of the term of the Option), exercise the rights to the extent they were exercisable on the date of the termination.

    7.8  Withholding and Employment Taxes.  At the time of exercise of an Option (or at such later time(s) as the Company may prescribe), the Optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If authorized by the Administrator in its sole discretion, an Optionee shall be permitted to elect, by means of a form of election to be prescribed by the Administrator, to have shares of Common Stock- which are acquired upon exercise of the Option withheld by the Company or to tender to the Company other shares of Common Stock or other securities of the Company owned by the Optionee on the date of determination of the amount of tax to be withheld as a result of the exercise of such Option (the "Tax Date") to pay the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such option. Any securities so withheld or tendered shall be valued by the Company as of the Tax Date.

    7.9  Option Term.  Each Option granted hereunder shall expire 10 years and two days after the date of the grant.

8.  MANNER OF EXERCISE

    8.  Notice.  An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 7.6 and, if required, by payment of any federal or state withholding or employment taxes required to be withheld by virtue of exercise of the Option. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price and any required federal or state withholding or employment taxes will be considered as the date such Option was exercised. Unless otherwise provided by the Administrator, Options may be exercised only twice in any calendar year.

    8.2  Stock Issuance.  Promptly after the date an option is exercised, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the option, deliver to the Optionee or such other person a certificate or certificates for the requisite number of shares of Common Stock. An Optionee or transferee of an Optionee shall not have any privileges as a stockholder with respect to any Common Stock covered by the Option until the date of issuance of a stock certificate.

9.  NO RIGHT TO DIRECTORSHIP

    Neither this Plan nor any Option granted hereunder shall confer upon any optionee any right with respect to continuation of the Optionee's membership on the Board or shall interfere in any way with provisions in the Company's Articles of Incorporation and By-Laws relating to the election, appointment, terms of office, and removal of members of the Board.

10. LEGAL REQUIREMENTS

    The Company shall not be obligated to offer or sell any Shares upon exercise of any option except in compliance with all applicable securities laws and the regulations of any stock exchange on which the Company's securities may then be listed. Certificates evidencing Shares acquired upon exercise of Options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Option Agreements.

11. AMENDMENTS TO PLAN

    The Board may amend this Plan at any time. Without the consent of an optionee, no amendment may adversely affect outstanding Options. No amendment shall require shareholder approval unless:

  (a)
  shareholder approval is required by applicable laws, regulations or rules; or

  (b)
  the Board otherwise concludes that shareholder approval is advisable.

12. ADOPTION; SHAREHOLDER APPROVAL; TERM

    This Plan was adopted by the Board of Directors on March 27, 1996 and approved by the shareholders on April 15, 1996. The Plan was amended by the Board of Directors on September 30, 1996, amended by the Board of Directors on July 8, 1999 and amended and restated by the Board of Directors on April 25, 2001. This Plan shall terminate on March 27, 2006, unless terminated earlier by the Board. The Board may terminate this Plan at any time without shareholder approval. No Options shall be granted after termination of this Plan, but termination shall not affect rights and obligations under then outstanding options.

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AMENDED AND RESTATED 1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN OF AFFYMETRIX, INC.